FOR IMMEDIATE RELEASE

Contact:	Roger D. Plemens
President and Chief Executive Officer
(828) 524-7000

ENTEGRA FINANCIAL CORP. ANNOUNCES

SECOND QUARTER 2018 RESULTS

Franklin, North Carolina, July 19, 2018 — Entegra Financial Corp. (the “Company”) (NASDAQ: ENFC), the holding company for Entegra Bank (the “Bank”), today announced earnings and related data for the three and six months ended June 30, 2018.

Highlights

The following tables highlight the trends that the Company believes are most relevant to understanding the performance of the Company. As further detailed in Appendix A to this press release, core results (which are non-U.S. generally accepted accounting principles, or non-GAAP, financial measures) reflect adjustments for investment gains and losses, investment impairment, and merger-related expenses.

	For the Three Months Ended June 30,
	(Dollars in thousands, except per share data)
	2018		2017		Change (%)
	GAAP	Core	GAAP	Core	GAAP	Core
Net income	$3,087	$3,704	$2,102	$2,358	46.9%	57.1%
Net interest income	$12,310	N/A	$10,222	N/A	20.4%	N/A
Tax-equivalent net interest margin	3.36%	N/A	3.36%	N/A	0.0%	N/A
Return on average assets	0.76%	0.92%	0.61%	0.68%	24.6%	35.3%
Return on average equity	8.04%	11.80%	6.09%	7.35%	32.0%	60.5%
Efficiency ratio	69.36%	64.94%	72.13%	68.88%	-3.8%	-5.7%
Diluted earnings per share	$0.44	$0.53	$0.32	$0.36	37.5%	47.2%

	For the Six Months Ended June 30,
	(Dollars in thousands, except per share data)
	2018		2017		Change (%)
	GAAP	Core	GAAP	Core	GAAP	Core
Net income	$6,669	$7,450	$3,402	$4,385	96.0%	69.9%
Net interest income	$24,703	N/A	$19,834	N/A	24.5%	N/A
Tax-equivalent net interest margin	3.42%	N/A	3.33%	N/A	2.7%	N/A
Return on average assets	0.83%	0.93%	0.50%	0.65%	66.0%	43.1%
Return on average equity	8.76%	11.99%	4.99%	6.81%	75.6%	76.1%
Efficiency ratio	67.70%	64.77%	75.82%	69.91%	-10.7%	-7.4%
Diluted earnings per share	$0.95	$1.06	$0.52	$0.67	82.7%	58.2%

	As of June 30,	As of December 31,
	2018	2017
	(Dollars in thousands, except per share data)
Asset Quality:
Non-performing loans	$4,524	$4,778
Real estate owned	$2,802	$2,568
Non-performing assets	$7,326	$7,346
Non-performing loans to total loans	0.43%	0.48%
Non-performing assets to total assets	0.45%	0.46%
Net charge-offs	$92	$315

Allowance for loan losses to non-performing loans	254.75%	227.86%
Allowance for loan losses to total loans	1.10%	1.08%

Other Data:
Book value per share	$22.46	$22.00
Tangible book value per share	$18.42	$17.90
Closing market price per share	$29.30	$29.25
Closing price-to-tangible book value ratio	159.07%	163.41%
Equity to assets ratio	9.51%	9.57%
Tangible common equity to tangible assets ratio	7.93%	7.93%

Management Commentary

Roger D. Plemens, President and CEO of the Company, reported, “We are pleased with our second quarter results, as they reflect our continued focus on growing net interest income which increased 20.4% from the same quarter in 2017. We are also pleased with the increase in Small Business Administration (“SBA”) gains during the second quarter of 2018 compared to the second quarter of 2017 which reflect the impact of hiring an SBA Director in January 2018. Looking forward, we remain focused on opportunities to grow our franchise with an emphasis on deposits in rural markets.”

Net Interest Income

Net interest income increased $2.1 million, or 20.4%, to $12.3 million for the three months ended June 30, 2018, compared to $10.2 million for the same period in 2017. Net interest income increased $4.9 million, or 24.5%, to $24.7 million for the six months ended June 30, 2018, compared to $19.8 million for the same period in 2017. The increase in net interest income was primarily due to higher volumes in the loan portfolio, as well as an increase in the yields earned on cash, taxable investments and loans, partially offset by increased deposit balances and the costs of deposits and borrowings. Net interest margin was 3.36% for both the three months ended June 30, 2018 and 2017 and 3.42% and 3.33% for the six months ended June 30, 2018 and 2017, respectively.

Provision for Loan Losses

The provision for loan losses was $0.4 million and $0.7 million for the three and six months ended June 30, 2018, respectively, compared to $0.3 million and $0.6 million for the comparable periods of 2017. The increases in provision for loan losses are mainly attributable to organic loan growth. The Company continues to experience modest levels of net charge-offs and non-performing loans.

Noninterest Income

Noninterest income decreased $0.4 million, or 23.3%, to $1.3 million for the three months ended June 30, 2018, compared to $1.7 million for the same period in 2017, primarily as the result of losses on sale of investment securities related to an investment portfolio restructuring. Increases in gains on sale of SBA loans, interchange fees and income from Small Business Investment Company (“SBIC”) holdings were partially offset by decreases in servicing income, mortgage banking, and equity securities gains for the three months ended June 30, 2018, compared to the same period in 2017. The Company recorded a valuation adjustment against its loan servicing rights of $0.2 million and $0.1 million for the three months ended June 30, 2018 and 2017, respectively.

Noninterest income increased $0.2 million, or 6.9%, to $2.7 million for the six months ended June 30, 2018, compared to $2.5 million for the same period in 2017, primarily as the result of the other than temporary impairment on one investment security of $0.7 million in 2017 compared to realized losses on sale of investments of $0.5 million in 2018. Increases in gains on sale of SBA loans, service charges on deposit accounts, interchange fees and income from SBIC holdings were partially offset by decreases in servicing income and equity securities gains. The Company recorded a valuation adjustment against its loan servicing rights of $0.3 million and $0.2 million for the six months ended June 30, 2018 and 2017, respectively.

Noninterest Expense

Noninterest expense increased $0.8 million, or 9.4%, to $9.4 million for the three months ended June 30, 2018, compared to $8.6 million for the same period in 2017. Noninterest expense increased $1.6 million, or 9.2%, to $18.6 million for the six months ended June 30, 2018, compared to $17.0 million for the same period in 2017. The increases were primarily related to increased compensation and employee benefits, net occupancy expenses, and data processing expenses as the 2018 period included the full impact of the Chattahoochee Bank of Georgia acquisition and the branches acquired from Stearns Bank.

Income Taxes

Effective tax rates for the three and six months ended June 30, 2018 were 19.0% and 18.0%, respectively, compared to 29.0% and 28.2% for the same periods in 2017. Income tax expense for the 2018 periods benefitted from the newly enacted federal tax rate of 21%, compared to a federal tax rate of 35% in 2017. In addition, income tax expense for all periods benefited from tax-exempt income related to municipal bond investments and bank-owned life insurance (“BOLI”).

Balance Sheet

Total assets increased $46.8 million, or an annualized rate of 5.9%, to $1.63 billion at June 30, 2018 from $1.58 billion at December 31, 2017.

Loans receivable increased $47.0 million, or an annualized rate of 9.4%, to $1.05 billion at June 30, 2018 from $1.00 billion at December 31, 2017. Loan growth continues to be primarily concentrated in commercial real estate and commercial and industrial loans.

Core deposits decreased $9.9 million to $753.5 million at June 30, 2018 from $763.4 million at December 31, 2017. Retail certificates of deposit decreased $3.3 million to $354.3 million at June 30, 2018 from $357.6 million at December 31, 2017. Wholesale deposits have been a source of funding loan growth and increased $71.6 million to $112.7 million at June 30, 2018 from $41.1 million at December 31, 2017. We continue to focus on gathering core deposits, which decreased from 66% of the Company’s deposit portfolio at December 31, 2017 to 62% at June, 30 2018.

Total shareholders’ equity increased $3.5 million to $154.8 million at June 30, 2018, compared to $151.3 million at December 31, 2017. This increase was primarily attributable to $6.7 million of net income, offset by a $3.8 million after-tax decline in the market value of investment securities available for sale. Tangible book value per share, a non-GAAP measure, increased $0.52 to $18.42 at June 30, 2018 from $17.90 at December 31, 2017. See Appendix A for a reconciliation of our tangible book value per share to the comparable GAAP measure.

Asset Quality

Non-performing loans to total loans and non-performing assets to total assets decreased to 0.43% and 0.45%, respectively, at June 30, 2018 compared to 0.48% and 0.46%, respectively, at December 31, 2017. Net loan charge-offs continue to remain modest, totaling $0.1 million for the six months ended June 30, 2018.

Non-GAAP Financial Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables in Appendix A, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. This press release and the accompanying tables discuss financial measures, such as core noninterest expense, core net income, core diluted earnings per share, core return on average assets, core return on tangible average equity, core efficiency ratio, tangible common equity, tangible assets and tangible book value per share, which are all non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results or financial condition as reported under GAAP.

About Entegra Financial Corp. and Entegra Bank

Entegra Financial Corp. is the holding company of Entegra Bank. The Company’s shares of common stock trade on the NASDAQ Global Market under the symbol “ENFC.”

Entegra Bank operates a total of 18 branches located throughout the Western North Carolina counties of Cherokee, Haywood, Henderson, Jackson, Macon, Polk and Transylvania, the Upstate South Carolina counties of Anderson, Greenville, and Spartanburg and the Northern Georgia counties of Pickens and Hall. The Bank also operates loan production offices in Asheville, NC, Clemson, SC, and Duluth, GA. For further information, visit the Bank’s website www.entegrabank.com.

Disclosures About Forward-Looking Statements

The discussions included in this press release and its appendices may contain “forward-looking statements.” For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be “forward-looking statements.” Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” “will,” “should,” or other statements concerning opinions or judgments of the Company and its management about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those anticipated and may adversely affect our results of operations and financial condition. The accuracy of such forward-looking statements could be affected by factors including, but not limited to: the Company’s ability to implement aspects of its growth strategy; the financial success or changing conditions or strategies of the Company’s customers or vendors; the Company’s ability to compete effectively against other financial institutions in its banking markets; fluctuations in interest rates; actions of government regulators; the availability of capital and personnel; and general economic and market conditions. These forward-looking statements express management’s current expectations, plans or forecasts of future events, results of operation and financial condition. Additional factors that could cause actual results to differ materially from those anticipated by forward-looking statements are discussed in the Company’s reports filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website, including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to revise or update these statements following the date of this press release, except as required by applicable law.

ENTEGRA FINANCIAL CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Amounts in thousands, except per share data)

	Three Months Ended June 30,
	2018	2017
Interest income	$15,329	$12,024
Interest expense	3,019	1,802

Net interest income	12,310	10,222

Provision for loan losses	357	325

Net interest income after provision for loan losses	11,953	9,897

Servicing income, net	39	158
Mortgage banking	283	344
Gain on sale of SBA loans	229	4
Gain (loss) on sale of investments	(508)	36
Equity securities gains	45	100
Service charges on deposit accounts	405	412
Interchange fees	271	243
Bank owned life insurance	194	214
Other	340	182
Total noninterest income	1,298	1,693

Compensation and employee benefits	5,652	5,086
Net occupancy	1,122	926
Federal deposit insurance	148	135
Professional and advisory	333	363
Data processing	566	424
Marketing and advertising	235	226
Net cost of operation of real estate owned	93	81
Merger-related expenses	272	408
Other	1,018	981
Total noninterest expense	9,439	8,630

Income before taxes	3,812	2,960

Income tax expense	725	858

Net income	$3,087	$2,102

Earnings per common share:
Basic	$0.45	$0.33
Diluted	$0.44	$0.32

Weighted average common shares outstanding:
Basic	6,889,743	6,464,572
Diluted	7,039,809	6,549,000

ENTEGRA FINANCIAL CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Amounts in thousands, except per share data)

	Six Months Ended June 30,
	2018	2017
Interest income	$30,171	$23,361
Interest expense	5,468	3,527

Net interest income	24,703	19,834

Provision for loan losses	718	640

Net interest income after provision for loan losses	23,985	19,194

Servicing income, net	133	253
Mortgage banking	522	564
Gain on sale of SBA loans	290	146
Gain (loss) on sale of investments	(520)	43
Equity securities gains (losses)	(8)	313
Other than temporary impairment on available-for-sale securities	—	(700)
Service charges on deposit accounts	836	803
Interchange fees	519	409
Bank owned life insurance	394	395
Other	548	312
Total noninterest income	2,714	2,538

Compensation and employee benefits	11,269	9,922
Net occupancy	2,214	1,877
Federal deposit insurance	427	239
Professional and advisory	610	637
Data processing	1,075	825
Marketing and advertising	444	474
Net cost of operation of real estate owned	143	215
Merger-related expenses	468	856
Other	1,912	1,948
Total noninterest expense	18,562	16,993

Income before taxes	8,137	4,739

Income tax expense	1,468	1,337

Net income	$6,669	$3,402

Earnings per common share:
Basic	$0.97	$0.53
Diluted	$0.95	$0.52

Weighted average common shares outstanding:
Basic	6,887,838	6,460,693
Diluted	7,034,316	6,540,524

ENTEGRA FINANCIAL CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	June 30, 2018	December 31, 2017
	(Unaudited)	(Unaudited)
Assets

Cash and cash equivalents	$113,119	$109,467
Investments - equity securities	6,696	6,095
Investments - available for sale	334,344	342,863
Other investments	12,039	12,386
Loans held for sale (includes $3,978 and $0 at fair value)	5,113	3,845
Loans receivable	1,052,172	1,005,139
Allowance for loan losses	(11,525)	(10,887)
Real estate owned	2,802	2,568
Fixed assets, net	24,419	24,113
Bank owned life insurance	32,543	32,150
Net deferred tax asset	8,515	8,831
Goodwill	23,903	23,903
Core deposit intangibles, net	3,923	4,269
Other assets	20,231	16,707

Total assets	$1,628,294	$1,581,449

Liabilities and Shareholders' Equity

Liabilities
Core deposits	$753,544	$763,422
Retail certificates of deposit	354,348	357,629
Wholesale deposits	112,686	41,126
Federal Home Loan Bank advances	213,500	223,500
Junior subordinated notes	14,433	14,433
Holding company line of credit	5,000	5,000
Post employment benefits	9,941	10,174
Other liabilities	10,056	14,852
Total liabilities	$1,473,508	$1,430,136

Total shareholders' equity	154,786	151,313

Total liabilities and shareholders' equity	$1,628,294	$1,581,449

APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended June 30,
	2018	2017
(Dollars in thousands, except per share data)

Core Noninterest Expense
Noninterest expense (GAAP)	$9,439	$8,630
Merger-related expenses	(272)	(408)
Core noninterest expense (Non-GAAP)	$9,167	$8,222

Core Net Income
Net income (GAAP)	$3,087	$2,102
Loss (gain) on sale of investments	402	(23)
Other than temporary impairment of investment securities available for sale	—	14
Merger-related expenses	215	265
Core net income (Non-GAAP)	$3,704	$2,358

Core Diluted Earnings Per Share
Diluted earnings per share (GAAP)	$0.44	$0.32
Loss (gain) on sale of investments	0.06	—
Other than temporary impairment of investment securities available for sale	—	—
Merger-related expenses	0.03	0.04
Core diluted earnings per share (Non-GAAP)	$0.53	$0.36

Core Return on Average Assets
Return on Average Assets (GAAP)	0.76%	0.61%
Gain(loss) on sale of investments	0.10%	-0.01%
Other than temporary impairment of investment securities available for sale	0.00%	0.00%
Merger-related expenses	0.06%	0.08%
Core Return on Average Assets (Non-GAAP)	0.92%	0.68%

Core Return on Tangible Average Equity
Return on Average Equity (GAAP)	8.04%	6.09%
Loss (gain) on sale of investments	1.05%	-0.07%
Other than temporary impairment of investment securities available for sale	0.00%	0.04%
Merger-related expenses	0.56%	0.77%
Effect of goodwill and intangibles	2.15%	0.51%
Core Return on Average Tangible Equity (Non-GAAP)	11.80%	7.35%

Core Efficiency Ratio
Efficiency ratio (GAAP)	69.36%	72.43%
Gain (loss) on sale of investments	-2.51%	0.04%
Other than temporary impairment of investment securities available for sale	0.00%	0.00%
Merger-related expenses	-1.91%	-3.26%
Core Efficiency Ratio (Non-GAAP)	64.94%	69.21%

	As Of
	June 30, 2018	December 31, 2017
	(Dollars in thousands, except share data)
Tangible Assets
Total Assets	$1,628,294	$1,581,449
Goodwill and Intangibles	(27,826)	(28,172)
Tangible Assets	$1,600,468	$1,553,277

Tangible Book Value Per Share
Book Value (GAAP)	$154,786	$151,313
Goodwill and intangibles	(27,826)	(28,172)
Book Value (Tangible)	$126,960	$123,141
Outstanding shares	6,891,672	6,879,191
Tangible Book Value Per Share	$18.42	$17.90

	Six Months Ended June 30,
	2018	2017
(Dollars in thousands, except per share data)

Core Noninterest Expense
Noninterest expense (GAAP)	$18,562	$16,993
Merger-related expenses	(468)	(856)
Core noninterest expense (Non-GAAP)	$18,094	$16,137

Core Net Income
Net income (GAAP)	$6,669	$3,402
Loss (gain) on sale of investments	411	(28)
Other than temporary impairment of investment securities available for sale	—	455
Merger-related expenses	370	556
Core net income (Non-GAAP)	$7,450	$4,385

Core Diluted Earnings Per Share
Diluted earnings per share (GAAP)	$0.95	$0.52
Loss (gain) on sale of investments	0.06	—
Other than temporary impairment of investment securities available for sale	—	0.06
Merger-related expenses	0.05	0.09
Core diluted earnings per share (Non-GAAP)	$1.06	$0.67

Core Return on Average Assets
Return on Average Assets (GAAP)	0.83%	0.50%
Gain on sale of investments	0.05%	—
Other than temporary impairment of investment securities available for sale	0.00%	0.07%
Merger-related expenses	0.05%	0.08%
Core Return on Average Assets (Non-GAAP)	0.93%	0.65%

Core Return on Tangible Average Equity
Return on Average Equity (GAAP)	8.76%	4.99%
Loss (gain) on sale of investments	0.54%	-0.04%
Other than temporary impairment of investment securities available for sale	0.00%	0.67%
Merger-related expenses	0.49%	0.82%
Effect of goodwill and intangibles	2.20%	0.37%
Core Return on Average Tangible Equity (Non-GAAP)	11.99%	6.81%

Core Efficiency Ratio
Efficiency ratio (GAAP)	67.70%	75.82%
Gain (loss) on sale of investments	-1.86%	0.19%
Other than temporary impairment of investment securities available for sale	0.00%	-2.97%
Merger-related expenses	-1.07%	-2.97%
Core Efficiency Ratio (Non-GAAP)	64.77%	70.07%

APPENDIX B – TAX EQUIVALENT NET INTEREST MARGIN ANALYSIS (UNAUDITED)

	For the Three Months Ended June 30,
	2018			2017
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
	(Dollars in thousands)
Interest-earning assets:
Loans, including loans held for sale	$1,032,053	$12,468	4.85%	$765,764	$9,035	4.73%
Loans, tax exempt (1)	15,282	116	3.06%	16,183	151	3.73%
Investments - taxable	249,493	1,557	2.50%	313,653	1,822	2.29%
Investment tax exempt (1)	84,325	768	3.64%	118,437	1,227	4.11%
Interest earning deposits	99,284	431	1.74%	52,993	127	0.96%
Other investments, at cost	12,352	174	5.65%	11,808	144	4.89%

Total interest-earning assets	1,492,789	15,515	4.17%	1,278,838	12,506	3.92%

Noninterest-earning assets	122,152			103,141

Total assets	$1,614,941			$1,381,979

Interest-bearing liabilities:
Savings accounts	$52,232	$14	0.11%	$48,280	$13	0.11%
Time deposits	417,482	1,209	1.16%	360,885	783	0.87%
Money market accounts	332,366	507	0.61%	257,457	236	0.37%
Interest bearing transaction accounts	207,625	97	0.19%	167,487	53	0.13%
Total interest bearing deposits	1,009,705	1,827	0.73%	834,109	1,085	0.52%

FHLB advances	220,698	930	1.67%	223,500	542	0.97%
Junior subordinated debentures	14,433	142	3.89%	14,433	141	3.92%
Other borrowings	9,170	120	5.25%	3,044	34	4.48%

Total interest-bearing liabilities	1,254,006	3,019	0.97%	1,075,086	1,802	0.67%

Noninterest-bearing deposits	191,471			154,898

Other non interest bearing liabilities	15,940			13,999

Total liabilities	1,461,417			1,243,983
Total equity	153,524			137,996

Total liabilities and equity	$1,614,941			$1,381,979

Tax-equivalent net interest income		$12,496			$10,704

Net interest-earning assets (2)	$238,783			$203,752

Average interest-earning assets to interest-bearing liabilities	119.04%			118.95%

Tax-equivalent net interest rate spread (3)			3.20%			3.25%
Tax-equivalent net interest margin (4)			3.36%			3.36%

(1) Tax exempt loans and investments are calculated giving effect to a 21% federal tax rate in 2018 and a 35% federal tax rate in 2017.

(2) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(3) Tax-equivalent net interest rate spread represents the difference between the tax equivalent yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(4) Tax-equivalent net interest margin represents tax equivalent net interest income divided by average total interest-earning assets.

	For the Six Months Ended June 30,
	2018			2017
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
	(Dollars in thousands)
Interest-earning assets:
Loans, including loans held for sale	$1,020,132	$24,360	4.82%	$754,521	$17,511	4.68%
Loans, tax exempt (1)	15,535	233	3.02%	15,549	288	3.73%
Investments - taxable	255,697	3,346	2.62%	305,029	3,581	2.35%
Investment tax exempt (1)	80,250	1,465	3.65%	114,954	2,352	4.09%
Interest earning deposits	93,031	778	1.69%	55,427	243	0.88%
Other investments, at cost	12,371	345	5.62%	12,831	316	4.97%

Total interest-earning assets	1,477,016	30,526	4.17%	1,258,311	24,291	3.89%

Noninterest-earning assets	123,411			100,113

Total assets	$1,600,427			$1,358,424

Interest-bearing liabilities:
Savings accounts	$51,681	$29	0.11%	$45,661	$25	0.11%
Time deposits	410,422	2,123	1.04%	344,834	1,540	0.90%
Money market accounts	325,895	873	0.54%	252,069	455	0.36%
Interest bearing transaction accounts	209,982	184	0.18%	151,464	93	0.12%
Total interest bearing deposits	997,980	3,209	0.65%	794,028	2,113	0.54%

FHLB advances	222,092	1,750	1.57%	249,052	1,072	0.87%
Junior subordinated debentures	14,433	280	3.86%	14,433	278	3.88%
Other borrowings	8,967	229	5.15%	2,917	64	4.42%

Total interest-bearing liabilities	1,243,472	5,468	0.89%	1,060,430	3,527	0.67%

Noninterest-bearing deposits	187,294			147,770

Other non interest bearing liabilities	17,348			13,968

Total liabilities	1,448,114			1,222,168
Total equity	152,313			136,256

Total liabilities and equity	$1,600,427			$1,358,424

Tax-equivalent net interest income		$25,058			$20,764

Net interest-earning assets (2)	$233,544			$197,881

Average interest-earning assets to interest-bearing liabilities	118.78%			118.66%

Tax-equivalent net interest rate spread (3)			3.28%			3.22%
Tax-equivalent net interest margin (4)			3.42%			3.33%

(1) Tax exempt loans and investments are calculated giving effect to a 21% federal tax rate in 2018 and a 35% federal tax rate in 2017.

(2) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(3) Tax-equivalent net interest rate spread represents the difference between the tax equivalent yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(4) Tax-equivalent net interest margin represents tax equivalent net interest income divided by average total interest-earning assets.